Exhibit 99.1 NEWS RELEASE Contact: Lauren Dresnick, New Venture Communications Phone Number: 650-343-2735 http://www.globalscape.com/company/contact.aspx

GlobalSCAPE® Partners with Intelligent Decisions in Government IT Market

Companies Establish Relationship to Deliver Solutions to National Security Customers

SAN ANTONIO, TEXAS, May 27, 2009 - GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of secure information exchange solutions, today announced a partnership with Intelligent Decisions, Inc., a $250 million IT solutions provider with headquarters in Ashburn, Virginia. Under the terms of the agreement, Intelligent Decisions will resell and integrate GlobalSCAPE's solutions within the federal government. "Intelligent Decisions has a 20-year track record of growth and success within the government IT market. Their market footprint is particularly large within intelligence agencies and other national security organizations requiring secure information exchange solutions," stated Jeff Gehring, GlobalSCAPE Vice President of Sales.

GlobalSCAPE has made significant inroads into the government IT market in recent years. Last month, the company announced another multi-million dollar contract with the U.S. Army for secure file transfer solutions. GlobalSCAPE previously has announced several software certifications and validations necessary to support widespread adoption by government customers. "GlobalSCAPE has been delivering market leading secure file transfer solutions for more than 10 years. Their multiple, large contract wins within the Department of Defense demonstrate the strength of the company's solutions. We look forward to pursuing additional business opportunities and leveraging GlobalSCAPE's experience and strengths into our customer base," said Roy Stephan, IT Architecture and Engineering Director for Intelligent Decisions.

The partnership with Intelligent Decisions complements GlobalSCAPE's previously announced partnership with Carahsoft Technology Corporation. "The Carahsoft relationship supports rapid, streamlined procurement by government customers, principally through Carahsoft's GSA Schedules and other established government contract vehicles," Gehring noted. "Intelligent Decisions is a value-added reseller and integrator with access to a variety of specialized government contract vehicles and awarded prime contracts. With our recent partnerships, we have established much stronger industry relationships across the government sector."

Gehring indicated that GlobalSCAPE intends to grow its government business significantly in the future. "We have substantial traction and momentum within certain areas of the DoD. Interoperability and security requirements should drive a greater degree of commonality among IT solutions deployed in direct support of warfighters and within the intelligence community," Gehring continued. "We are pleased to be working with Intelligent Decisions to deliver solutions that will support other DoD and intelligence community customers as well as the broader national security community."

About Intelligent Decisions

Headquartered in Ashburn, VA, Intelligent Decisions (ID), a premier systems integrator, provides a broad range of innovative, IT professional services, software, hardware and manufacturing solutions to Federal, State and Local governments and Fortune 1000 customers. Ranked on the VARBusiness 500 and the CRN Fast Growth 100, ID offers best-value pricing and helps clients meet their strategic goals and mission objectives. For more information, visit www.intelligent.net or call toll-free 800-929-8331.

About GlobalSCAPE

GlobalSCAPE, Inc. (NYSE Amex: GSB), headquartered in San Antonio, TX, is a global provider of managed file transfer (MFT) solutions for securely exchanging critical information over the Internet, within an enterprise, or with business partners. Since the release of CuteFTP in 1996, GlobalSCAPE's solutions have continued to evolve to meet the business and technology needs of an increasingly interconnected global marketplace. For more information about GlobalSCAPE's products, visit www.globalscape.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2008 calendar year, filed with the Securities and Exchange Commission on March 31, 2009.